UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2026
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PAGERDUTY, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value per share	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Elena Gomez as Director

On July 11, 2026, Elena Gomez informed PagerDuty, Inc. (the "Company") of her resignation from the Board of Directors (the “Board”) of the Company and from the audit committee of the Board (the "Audit Committee"), effective July 11, 2026. Ms. Gomez’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board expressed its appreciation for Ms. Gomez’s service to the Company and her invaluable contributions to the Board.

Appointment of Alex Shootman as Director

On July 14, 2026, the Board appointed Alex Shootman to the Board to fill the vacancy created by Ms. Gomez's departure, with an effective date of July 14, 2026. Mr. Shootman will serve as a Class I director, with a term expiring at the Company's 2029 Annual Meeting of Stockholders. He will serve until his successor is elected and qualified, or sooner in the event of his death, resignation, or removal.

The Board has also appointed Mr. Shootman to the Audit Committee and the compensation committee of the Board (the "Compensation Committee"), effective July 14, 2026.

There were no arrangements or understandings pursuant to which Mr. Shootman was appointed to the Board and there have been no related party transactions between the Company and Mr. Shootman that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Shootman will be entitled to receive compensation beginning on July 14, 2026, in accordance with the Company’s Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.11 to the Company’s Registration Statement on form S-1/A (333-230323), which was filed with the Securities and Exchange Commission on March 21, 2019. Mr. Shootman will also enter into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (333-230323), which was filed with the Securities and Exchange Commission on March 15, 2019.

Item 7.01 Regulation FD Disclosure.

On July 14, 2026, the Company issued a press release announcing the resignation of Elena Gomez from the Board and the appointment of Mr. Shootman to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by PagerDuty, Inc. dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Date: July 14, 2026	By:	/s/ Christopher Ferro
	Name:	Christopher Ferro
	Title:	Chief Legal Officer & Secretary